Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Registration Statement on Form S-1 for Rosehill Resources Inc., and to the use of information from, and the inclusion in this Registration Statement of our report, dated January 9, 2018, with respect to the estimates of the proved reserves, future production and income as of December 31, 2017 attributable to certain leasehold and royalty interests of Rosehill Resources Inc., and our report, dated January 19, 2017, with respect to the estimates of the proved reserves, future production and income as of December 31, 2016 attributable to certain leasehold and royalty interests contributed by Tema Oil and Gas Company to Rosehill Operating Company LLC. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement and related prospectus.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

September 24, 2018

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258